                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                          Texas Equipment Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

TEXAS EQUIPMENT CORPORATION
1305 HOBBS HIGHWAY
SEMINOLE, TX 79360

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 7, 1998

To the Stockholders:


         The Annual Meeting of the Stockholders (the "Annual Meeting") of TEXAS EQUIPMENT CORPORATION, a Nevada Corporation (the "Company"), will be held at the Midland Hilton Hotel in Midland, Texas, on August 7, 1998 at 1:30 p.m. local time, to consider and act upon the following matters, all as more fully described in the accompanying Proxy Statement which is incorporated herein by this reference:


(1) To elect seven members to the Board of Directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall be elected and qualify;

(2) To approve a 1-for-7 reverse stock split of the Company's Common Stock, $.001 par value (the "Stock"), though the total number of authorized shares will remain at 50,000,000;

(3)      To approve the Company's 1998 Stock Option Plan; and

(4) To transact such other business and to consider and take action upon any and all matters that may properly come before the Annual Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on June 30, 1998, as the Record Date for the determination of the Stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. For ten days prior to the Annual Meeting, a complete list of Stockholders entitled to vote at the Annual Meeting will be available for examination by any Stockholder for any purpose germane to the Annual Meeting during ordinary business hours at the Company's executive office, located at the address set forth above.

         All Stockholders are cordially invited to attend the Annual Meeting in person.

                                            BY ORDER OF THE BOARD OF DIRECTORS,

                                            /s/ JOHN T. CONDIT
                                            John T. Condit
                                            Secretary, Treasurer and Director
                                            Seminole, Texas
                                            July 8 , 1998

IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE ANNUAL MEETING.

                          TEXAS EQUIPMENT CORPORATION
                               1305 HOBBS HIGHWAY
                               SEMINOLE, TX 79360

                                _______________

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

         The enclosed proxy is solicited by and on behalf of the Board of Directors of Texas Equipment Corporation (the "Company") in connection with the Annual Meeting of Stockholders and any adjournments thereof (the "Annual Meeting") to be held on August 7, 1998 at the Midland Hilton Hotel in Midland, Texas, at 1:30 p.m. local time. This Proxy Statement and the associated proxy are first being sent or given to Stockholders on or about July 20, 1998.

         Stockholders are requested to complete, date and sign the accompanying proxy and return it promptly to the Company. Any proxy given may be revoked by a Stockholder at any time before it is voted at the Annual Meeting or any adjournments thereof by filing with the Secretary of the Company a notice in writing revoking the proxy, or by duly executing and submitting a proxy bearing a later date. Proxies may also be revoked by any Stockholder present at the Annual Meeting who expresses a desire to vote such shares in person. Subject to such revocation, all proxies duly executed and received prior to, or at the time of, the Annual Meeting will be voted in accordance with the specification on the proxy card. If no specification is made, proxies will be voted in favor of the proposals therein. As to other matters, if any, to be voted upon, the persons designated as proxies will take such actions as they, in their discretion, may deem advisable. The persons named as proxies were selected by the Board of Directors of the Company and each of them is a director of the Company.

         The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others forwarding the solicitation material to beneficial owners of stock. Directors, officers and regular employees of the Company may solicit proxies personally, by telephone or by telegraph, but will not be separately compensated for such solicitation services.

                           STOCKHOLDER VOTING RIGHTS

         The record date for Stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders was the close of business on June 30, 1998 (the "Record Date"). At the close of business on that date, the Company had issued and outstanding 24,674,808 shares of Common Stock, par value $0.001 ("Common Stock"). Each share of the Common Stock outstanding at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. Each share of the Company's Common Stock is entitled to one vote. The holders of shares of Common Stock ("Shares") do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding Shares, voting for the election of directors, can elect all directors of the Company if they so choose and, in such event, the holders of the remaining Shares will not be able to elect any of the Company's directors.

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present, the Stockholders entitled to vote who are present in person or by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally noticed.

         Each nominee must receive a plurality of the votes cast to be elected to the Board of Directors. The seven candidates receiving the highest number of votes from holders of Common Stock will be elected. The approval of the 1-for-7 reverse stock split and the Company's 1998 Stock Option Plan require the affirmative vote of the Shares represented and voting at the Annual Meeting.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND EMPLOYEES

     The following table sets forth certain information regarding ownership of the Common Stock as of the Record Date by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Shares, (ii) both current directors of the Company, one of whom is Chief Executive Officer, (iii) the sole remaining executive officer of the Company, and (iv) all executive officers and directors of the Company as a group. Except as otherwise indicated, the persons or entities set forth in the table below have sole investment and voting power with respect to all shares shown as beneficially owned, subject to community property law, where applicable. The business address of each director and each current executive officer is c/o Texas Equipment Corporation, 1305 Hobbs Highway, P.O. Box 790, Seminole, Texas, 79360.



                                                                      Amount of Nature of
                                                                    Beneficial Ownership of
Name                                                                      Common Stock             Percent of Class
----                                                                      ------------             ----------------
Paul J. Condit I  (President, CEO, Chairman)................................ 218,540 (1)...............Less than 1%
John T. Condit (Director, Secretary & Treasurer).......................... 3,235,207 (1)...............13.0
Paul J. Condit II......................................................... 5,835,207 (1)...............23.4
Jefferey E. Condit........................................................ 5,835,206 (1)...............23.4
Condit 1997 Family Trust (2).............................................. 2,600,000 ..................10.5
Milo Mattorano (Vice-President, CFO)......................................... 75,000.................. Less than 1%
All Directors and Executive Officers as a Group (3 persons)............... 3,128,747...................14.0


     (1)  Includes, in each case, the right to acquire 218,540 Shares.

     (2) Beneficiaries of this irrevocable trust are John T. Condit's two children, Taylor L. Condit and Christopher B. Condit. John T. Condit disclaims beneficial ownership of shares held by such trust.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS

         The Board of Directors held one meeting during the 1997 fiscal year, which was attended by both directors, Paul Condit I and John Condit. The Board of Directors had no standing audit, nominating or compensation committees during the 1997 fiscal year.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

SUMMARY COMPENSATION TABLE

         The following table sets forth information concerning the compensation of each individual who served as Chief Executive Officer during the fiscal year ended December 31, 1997, and the other three executive officers for each of the three fiscal years ended December 31, 1997 (the "Named Executive Officers").

                                       Annual Compensation                       Long-Term Compensation
                                       ----------------------------------------------------------------
                                                                           Awards               Payouts
                                                                         ----------             -------
                                                                         Restricted
                                                               Other       Stock
                                                              Annual       Awards      Options    LTIP    All Other
                                                              Compen-      ------      -------   Payout    Compen-
Name And Principal Position   Year  Salary ($)   Bonus ($)   sation ($)      ($)         (#)       ($)    sation ($)
---------------------------   ----  ----------   ---------   ----------      ---         ---       ---    ----------
Paul J. Condit I,
President and CEO              1997    120,101       --          --            --      218,540      --        --
                               1996     43,535    180,260        --            --         --        --        --
                               1995     29,740       --          --            --         --        --        --

John T. Condit                 1997       --         --          --            --      218,540      --        --
Secretary, Treasurer and       1996       --         --          --            --         --        --        --
Director                       1995       --         --          --            --         --        --        --

E.A. Milo Mattorano,
Vice President and CFO         1997      5,384(1)    --          --            --      300,000      --        --
                               1996       --         --          --            --         --        --        --
                               1995       --         --          --            --         --        --        --

Johnathan Braun(2), Former
President and Director of
Marinex                        1997    243,750       --          --            --         --        --        --
                               1996    255,833       --          --            --         --        --        --
                               1995     26,667       --          --            --         --        --        --

(1)      Mr. Mattorano began employment on December 15, 1997.

(2) Mr. Braun resigned from the board and the presidency of Marinex in August 1997 in connection with litigation between the Company and Mr. Braun and Charles Platkin. The salary of Mr. Platkin is excluded from this chart. By August, 1997, the date of the aforementioned settlement, Mr. Platkin had resigned his positions from the Company and Marinex.

OPTIONS

         The following table sets forth certain information concerning Options granted to the Named Executive Officers during the fiscal year ended December 31, 1997.

                                                           Potential Realizable Value at Assumed Annual Rates
                                                              of Stock Price Appreciation For Option Term

       (a)             (b)             (c)            (d)          (e)        (f)      (g)       (h)
                    Number of       Percent of
                    Securities     Total Options
                    Underlying      Granted to     Exercise or
                     Options       Employees in    Base Price   Expiration
       Name          Granted        Fiscal Year     ($/share)      Date       0%       5%        10%
       ----         ----------     -------------   -----------  ----------  ------   -------   -------
Paul J. Condit      218,540(1)         18.6%          0.375      12/31/02   81,953   127,236   182,018
John T. Condit      218,540(1)         18.6%          0.375      12/31/02   81,953   127,236   182,018
E.A Milo Mattorano  300,000(2)         25.5%          0.5        12/15/02   75,000   137,163   212,365

(1) Five-year options granted in connection with the personal guarantee by Paul J. Condit I and John T. Condit of the Company's floor plan with Deere and bank debt. (See below "Certain Relationships and Related Transactions".)

(2) Five-year options issued in connection with Mr. Mattorano's employment agreement with the Company.

         The following table sets forth certain information regarding options exercised by the Named Executive Officers during the year ended December 31, 1997 and the value of such individual's unexercised options as of December 31, 1997.

                         Shares                            Number of Securities Underlying    Value(1) of Unexercised In-the-
                      Acquired on                          Unexercised Options at 12/31/97    Money Options at 12/31/97 ($)
       Name           Exercise (#)   Value Realized ($)       Exercisable/Unexercisable          Exercisable/Unexercisable
       ----           ------------   ------------------       -------------------------          ------------------------
Paul J. Condit I           --                --                    218,540       --                       81,952/0
John T. Condit             --                --                    218,540       --                      81,952/ 0
E.A. Milo Mattorano        --                --                       --      300,000                     0/75,000

(1) Value calculated by subtracting the exercise price from the closing bid price at December 31, 1997 ($.75), and multiplying it by the number of shares in the grant.


EMPLOYMENT AGREEMENTS

         The Company and E.A. Milo Mattorano are parties to an employment agreement which provides for an indefinite period of employment at a minimum annual base salary of $140,000, subject to increase by the Board of Directors. The agreement also provides for the payment to Mr. Mattorano of up to 100% of his annual salary in the event he is terminated after a Change in Control (as defined in the employment agreement) and, if he is terminated without cause the agreement provides for the payment of 25% of his annual salary. The employment agreement also provides for cash bonuses of (i) $5,000 for each additional John Deere dealership that is purchased by the Company; (ii) up to $15,000 based on the increase in net income in fiscal year 1998 compared to fiscal year 1997; and (iii) one half of one percent of new capital received by the Company.
Three hundred thousand options were also granted to Mr. Mattorano at an exercise price of $0.50 per share. The employment agreement also contains confidentiality and non-competition provisions.

         The Company has no other written employment contracts with any of its officers.


DIRECTOR COMPENSATION

         On October 1, 1998, the Company will begin paying each director $500 per three month period of service plus reimbursement of expenses related to attending board and committee meetings. However, directors who are also officers of the Company have not received, and will not receive, compensation as directors.

COMPENSATION POLICIES AND PHILOSOPHY

         During 1997, the Company did not maintain a separate compensation committee. The Board of Directors, which determines the compensation officers and other employees, consists only of the Company's Chief Executive Officer and his son, John T. Condit. Upon the election of the seven nominees to the Board of Directors, the Company intends to establish a compensation committee.

         The financial success of the Company is linked to the ability of its executive officers and managers to direct the Company's current operations, to assess the advantages of potential acquisitions and to realign the operations of the acquired entities with the operating policies of the Company. A major objective of the Company's compensation strategy is to attract and retain top-quality executive officers and managers. Another objective of the Company's compensation strategy is to reward executive officers and managers based on the financial performance of operations under their control. Thus, cash bonuses and options are used, in addition to base salary, to motivate those responsible to achieve the Company's financial goals and to further align the interests of the Company's managers with the interests of the Company's Stockholders.

         In establishing the compensation levels for the Company's executive officers, the Board of Directors considers a number of factors, including the level and types of compensation paid to executive officers in similar positions by comparable companies. In addition, the Board of Directors evaluates the Company's performance by looking at factors such as performance relative to competitors, performance relative to business conditions and the success of the Company in meeting its financial objectives.

          /s/ PAUL J. CONDIT I                          /s/ JOHN T. CONDIT
         ----------------------------                  ------------------------
         Paul J. Condit I, director                    John T. Condit, director


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company was incorporated in the State of Nevada as "Hard Funding, Inc." on August 14, 1990, as a Nevada Corporation to be a "blank check" corporation whose sole business was to purchase, merge with or acquire a business or assets from another company. Hard Funding, Inc. ("Hard Funding") filed a Registration Statement with the Atlanta Regional office of the United States Securities and Exchange Commission (the "Commission") on Form SB-2, which registration statement was declared effective as of October 26, 1993. Pursuant thereto, Hard Funding published a prospectus dated October 26, 1993 (the "Prospectus") with respect to certain of its securities. On November 8, 1993, the Company completed its initial public offering by selling to its underwriter, Westminster Securities Corporation, all 8,500 shares plus the over allotment shares, for a total of 9,775 shares. As a result of the initial public offering, the Company received net offering proceeds, after deducting offering expenses, in the amount of $34,327. An additional 340 shares were issued to the underwriter as a portion of the underwriting compensation. On February 12, 1996, Hard Funding acquired Marinex Multimedia Corporation ("Marinex") through a process generally referred to as a "reverse merger". Hard Funding, with its 510,115 shares outstanding, caused 4,000,000 shares of its authorized but unissued shares to be issued to the stockholders of Marinex in exchange for all of the outstanding shares of Marinex. As a result of the acquisition, the officers and directors of Hard Funding resigned and were replaced by the officers and directors of Marinex; namely, Mr. Jonathan Braun and Mr. Charles Platkin, who became Stockholders in the Company. On September 17, 1996, the Company acquired a second subsidiary, Texas Equipment Co., Inc., by issuing 16,850,000 shares of its authorized but unissued stock to Messrs. John Condit, Paul Condit II and Jeffrey Condit in exchange for all of the outstanding shares of that company. As a result of the transaction, Mr. Platkin resigned as an officer and director of the Company although he remained as an officer and director of the multimedia subsidiary. Paul Condit I and John Condit were elected as members of the Board of Directors and as officers of the Company. Messrs. John Condit, Paul Condit II and Jeffrey Condit are the sons of the Company's President and CEO, Paul Condit I (collectively and individually, the "Condits"). The Condits, which term does not include the Condit 1997 Family Trust, beneficially own 59.2% of the Common Stock of the Company as of the Record Date.

         In August of 1997, the Company, Messrs. Braun and Platkin, and Paul Condit I, John Condit, Paul Condit II and Jeffrey Condit settled litigation that had been filed earlier in 1997 relating to the acquisition of Texas Equipment Co., Inc. Messrs. Braun and Platkin returned 250,000 shares to the Company, agreed to close Marinex and all related operations but retained their annual compensation of $240,000 each for 1997. All relations between Messrs. Braun and Platkin and the Company were severed in connection with the settlement.

         Paul J. Condit I and his sons (collectively and individually, the "Condits") have personally guaranteed Company debt consisting of approximately $15 million of accounts payable to John Deere & Company ("Deere") and a $3.3 million credit facility at the Company's bank. As of December 31, 1997, the total balance on this debt was approximately $17 million. According to guarantee arrangements between the Company and the Condits, up to 6% of the average outstanding balance guaranteed is payable each year to the Condits in options as a guarantee fee. In 1997, the Company paid this fee in the form of five-year options to acquire up to 874,162 shares of Common Stock with an exercise price of $0.375. In so doing, the Company recorded a non-cash charge of $288,211. The Company anticipates that the Condits will continue to receive options or other stock compensation for such guarantees until the Company is able to finance its accounts payable to Deere by means of a letter of credit or
otherwise obtain a release from such guarantees.   The Company believes that
the guarantee arrangements with the Condits were made on terms no less favorable to the Company than could have been obtained from an unaffiliated third party.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file various reports with the Securities and Exchange Commission concerning their holdings of, and transactions in, securities of the Company. Copies of these filings must be furnished to the Company. Based on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that, during the year ended December 31, 1997, all of its directors and executive officers were in compliance with the applicable filing requirements.


                         STOCKHOLDER RETURN PERFORMANCE

         The graph below compares the cumulative total Stockholder return on the Common Stock with that of the NASDAQ 100 index for the period commencing January 2, 1995. Also compared against the cumulative total Stockholder return on the Common Stock is that of Western Power & Equipment Corp. ("WPEC") beginning June 14, 1995, the date of WPEC's initial public offering, and ending January 2, 1998. WPEC was chosen for a comparison because it is in the same line of business and is listed on NASDAQ. The cumulative total returns on the stocks were calculated by dividing the change in stock price during the given period by the price of the stock at the beginning of the period. The last trading prices were used to calculate returns on the NASDAQ 100 and WPEC, while the closing bid price was used for TEXQ.

         Reinvestment of dividends, if any, was assumed.

                   PERCENTAGE CHANGE IN CLOSING STOCK PRICES

                                 6/14/95  1/2/96   1/2/97   1/2/98
                                 -------  ------   ------   ------
/PEC                                --     (35)%      7 %     21 %
Nasdaq 100                          20 %   (34)%     56 %     16 %
TEXQ                               (18)%    24 %    (68)%    (67)%

The following closing stock prices were used in formulating the stock performance graph above.



                  CLOSING STOCK PRICE PLUS DIVIDENDS IF ANY

                  1/2/95     6/14/95      1/2/96      1/2/97      1/2/98
                  ------     -------      ------      ------      ------
WPEC            $    -          6.97        4.50        4.81        5.83

NASDAQ 100      $ 743.58      895.72      591.82      921.95    1,071.13

TEXQ            $   7.00        5.75(1)     7.00        2.25        0.75

(1) Price reflects trading on 6/21/95, the only day of trading for the Common Stock during 1995.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

         Seven directors are to be elected at the Annual Meeting, and under Nevada law, to constitute the entire Board of Directors and hold office until the next Annual Meeting of Stockholders and thereafter until their respective successors have been elected and shall qualify. The Board of Directors has designated the seven persons named below as nominees, two of whom currently serve as members of the Board of Directors. It is the intention of the persons named in the enclosed proxy to affirmatively vote the shares covered by each proxy in favor of the election of all the nominees named in the table below. The Board of Directors does not anticipate that any nominees will be unavailable for election, but, in the event of such occurrence, the proxies will be voted in favor of the substitutes designated by the Board of Directors. There is no cumulative voting for the Board of Directors.

         The following table sets forth information with respect to nominees:

              Name                              Principal Occupation                               Age
              ----                              --------------------                               ---
Paul J. Condit I                   President, Director and Chief Executive Officer                  64

John T. Condit                     Secretary, Treasurer and Director                                35

E.A. Milo Mattorano                Chief Financial Officer and Vice President                       52

O.C. Elliott                       See below                                                        77

Robert T. Maynard                  See below                                                        63

James D. Arnold                    See below                                                        30

Mickey L. Ray                      See below                                                        48

         Paul J. Condit I is President, Chief Executive Officer and a director of the Company. He has a B.S. degree from Oklahoma State University and has been in the farm equipment business for over 26 years. Mr. Condit has served the Company and its subsidiary, Texas Equipment Co., Inc., in his current capacities since its inception in 1987, before which time Mr. Condit owned and operated Condit Equipment Company for a total fifteen years.

         John Condit, the son of Paul J. Condit I, serves as a Director and Secretary of the Company and served the Company in his current capacities since its inception in 1987. He obtained a BBA degree from Texas Tech University in 1986. Since May 1988, he has been President of Domicile Property, Inc., a real estate acquisition and management firm, in San Antonio, Texas.

         E.A. Milo Mattorano has served as the Company's Chief Financial Officer and a Vice President since December 15, 1997. Prior to joining the Company, from January 1995 until December 1997, Mr. Mattorano served as Vice President and Chief Financial Officer of Lasertechnics, Inc., a manufacturer of laser markers and plastic card printers. From October 1989 to December 1994, Mr. Mattorano served as Executive Vice President of Finance of Insilco Corporation, a conglomerate of manufacturing companies in various industries. Mr. Mattorano is a CPA and worked in the audit department of Deloitte & Touche for six years from 1974 to 1980. Mr. Mattorano is a graduate of Adams State College with a degree in Business Administration and Accounting.

         O. C. Elliott, is the principal owner of Elliott Cotton Co., Inc., Gaines County Produce , Park Place Farms and O. C. Elliott Farms. Mr. Elliott has brokered loans between various lending institutions and farmers and ranchers since 1961. In addition, as a real estate agent, Mr. Elliott has handled several farm and ranch transactions in West Texas and in several other states. Mr. Elliott served in the United States Army from 1940 until 1946.


         Robert T. Maynard currently serves on the Board of AMADAS Industries, Inc. and East Carolina University Education Foundation. Mr. Maynard worked for Deere for 37 years: from 1984 to 1996, he served as the Vice President and Division Manager of Deere's Atlanta Division; from 1969 to 1984, Mr. Maynard served as Vice President and General Manager for 12 years in Deere's Industrial Equipment Co. in Moline, Illinois and 3 years in Deere's Memphis, Tennessee operation. Prior to 1969, he worked at various positions for Deere. Mr. Maynard graduated from East Carolina University with a BS degree in Business Administration.

         James D. Arnold has served as the Assistant Vice Chancellor of Texas Tech University since September 1997. From 1995 to 1997, Mr. Arnold was the Assistant Director of Development for the University of Texas at Austin. From 1993 to 1995, he was the Director of Institutional Advancement for Texas Tech Health Science Center at Odessa. Mr. Arnold worked for Dell Computer Corporation from 1991 to 1993 as a Senior Account Representative. Mr. Arnold graduated with a BS degree in Business Administration from the University of Texas at Austin in 1991 and received a Master of Education in 1993 from Texas Tech University.

         Mickey L. Ray is the principal owner of Mickey Ray & Associates, an insurance and financial planning and consulting service in Midland, Texas. Mr. Ray is a CPA and was a partner in Ray, Davis & Ray Associates from 1978 until 1985, at which time he formed Mickey Ray & Associates. Prior to 1978, Mr. Ray was a controller for The O'Connor-Braman Interest, an oil and gas operation, and a controller for National City Lines, Inc., a Fortune Transportation company. A graduate of Texas Tech in 1972 with a BBA degree in accounting, Mr. Ray has served on a number of community, civic and professional boards and is a former Mayor for the City of Seminole.

         THE BOARD OF DIRECTORS RECOMMENDS THAT EACH HOLDER OF COMMON STOCK VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.


                                  PROPOSAL TWO
                              REVERSE STOCK SPLIT

         The Board of Directors has unanimously adopted a resolution declaring the advisability of, and submits to the Stockholders for approval, a proposal to amend the Company's Certificate of Incorporation to effect a reverse split of the Company's issued and outstanding Common Stock on the effective date of the amendment on the basis that each 7 Shares then outstanding will be converted into one share of Common Stock (a "Combined Share"), such transaction referred to herein as the "Reverse Split". The proposal may be abandoned by the Board of Directors at any time before or after the Annual Meeting and prior to the date and time at which the Reverse Split becomes effective (the "Effective Date") if for any reason the Board of Directors deems it advisable to abandon the proposal. Furthermore, consummation of the transactions contemplated by this proposal is subject to further approval by the Board of Directors. The par value of the Common Stock ($.001 per Share) and the number of Shares of Common Stock authorized by the Certificate of Incorporation (50,000,000) will remain the same following the Reverse Split, which will effectively operate as a proportionate increase to such par value of authorized capital stock.

         The effect of the proposed Reverse Split on the holders of Common Stock will be as follows:

         (1) Holders of record of fewer than 7 Shares of Common Stock on the Effective Date of the Reverse Split will have their Shares automatically converted into the right to receive cash in lieu of fractional shares as described below.

         (2) Holders of record of 7 or more Shares on the Effective Date will have their Shares automatically converted into the greatest whole number of Combined Shares represented by their aggregate holding (at a whole number equaling such number of Shares divided by 7, excluding any fractional remainder), plus the right to receive cash in lieu of any fractional shares, if any.

CONVERSION OF SHARES INTO COMBINED SHARES AND/OR CASH

         Stockholders who hold fewer than 7 shares of record on the Effective Date will be entitled to receive, in lieu of fractional shares arising as a result of the Reverse split, cash representing the number of shares of Common Stock held prior to the Reverse Split. Stockholders who hold more than 7 shares on the Effective Date will be entitled to receive, in lieu of fractional Combined Shares arising as a result of the Reverse Split, cash representing the such fractional amount. Any Stockholder who wishes to receive only Combined Share(s), but who would otherwise receive some or all of his payment as cash, may do so by purchasing prior to the Effective Date sufficient additional Shares of the Company's outstanding Common Stock in the open market to increase the number of Shares held in his or her name to 7, or a multiple thereof.

         As soon as practicable after the Effective Date, the Company will mail letters of transmittal to each holder of record of the stock certificate or certificates which represent issued Shares as of the Effective Date. The letter of transmittal will contain instructions for the surrender of such certificate(s) to the Exchange Agent in exchange for (1) the certificate(s) representing the Combined Shares, and (2) cash proceeds for fractional shares, if any. Stockholders whose number of Shares is a multiple of 7 do not need to surrender their certificates for the Shares at the time of the Reverse Split, unless they are desirous of receiving new certificates for Combined Shares. Until surrendered such certificates for Shares shall be deemed to represent the certificates for Combined Shares equal to 1/7th of the face amount of such
certificate.   No actual distribution will be made until a Stockholder
surrenders his outstanding certificates and letter of transmittal. However, following the effective date of such Reverse Split no further action on the part of the Company or the Stockholders of record will be required to convert the Shares into the right to receive Combined Shares or cash in lieu of fractional shares on the foregoing basis.

AMENDMENT TO CERTIFICATE OF INCORPORATION

         The proposed Reverse Split, if implemented, would be effected by means of an amendment to the Certificate of Incorporation. Under Nevada law, Stockholders would have no right to dissent from the proposed Reverse Split of Common Stock or to dissent from the payment of cash proceeds described herein.

EFFECTS OF THE PROPOSED REVERSE SPLIT

         On the Effective Date, each Stockholder of record who owns fewer than 7 Shares will have only the right to receive cash in lieu of receiving fractional Combined Shares. The interest of each such Stockholder in the Company will thereby be terminated, and he or she will have no right to vote as a Stockholder, or share in the assets or any future earnings of the Company. Each Stockholder on the Effective Date who owns of record 7 or more Shares of Common Stock will, with respect to any fractional Combined Shares that such Stockholder might otherwise be entitled to receive in the Reverse Split, have only the right to receive cash. Such Stockholder will continue as a Stockholder of the Company with respect to the Combined Shares resulting from the Reverse Split. Each such Stockholder will continue to share in the future growth and earnings of the Company, if any, to the extent of his or her ownership of Combined Shares following the proposed Reverse Split.

         The Company has authorized capital stock of 50,000,000 Shares of Common Stock. The authorized capital stock will not be changed by reason of the proposed Reverse Split. As of the Record Date, 24,674,808 Shares of Common
Stock were issued and outstanding.   Based upon the Company's best estimates,
the number of issued and outstanding Shares of Common Stock will be reduced as a result of the proposed Reverse Split to approximately 3,524,972. Hence, there will be approximately 46,475,028 authorized but unissued Combined Shares of Common Stock following the proposed Reverse Split.


         The $.001 per share par value of the Company's authorized capital stock will not be changed by reason of the proposed Reverse Split. As a result, the Company's stated capital (defined generally under Nevada law as the sum of the par value of all shares that have been issued) will be reduced from $24,674.80 to approximately $3,524.97. A reduction in stated capital will, under Nevada law, create a corresponding increase in surplus (defined thereunder as the amount by which total assets exceed total debts), assuming a corporation has a surplus prior to the reduction in stated capital. Nevada law provides that a corporation may make distributions, such as the payment of dividends, up to the amount of its surplus provided that the distribution does not cause the corporation to be insolvent. The Company is presently precluded under Nevada law (and will remain so after giving effect to the reduction of stated capital) from making any distributions inasmuch as it has (and will have) no surplus since its total debts exceed (and will continue to exceed) its total assets, leaving the Company with net debts as opposed to net assets.


         The Common Stock is currently registered under Section 12 (g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Split will not affect the registration of the Common Stock under the Exchange Act and the Company has no present intention of terminating the registration under the Exchange Act in order to become a "private" company.

PURPOSE OF THE PROPOSED REVERSE SPLIT

         A reduction in the number of issued and outstanding Shares caused by the effect of the proposed Reverse Split will increase proportionately the Company's earnings per share and book value per share. Such an increase, in turn, may make the Common Stock more attractive to a broader group of investors.

         There is, however, no assurance that the market for the Common Stock will be improved. Stockholders should note that the Board of Directors cannot predict what effect the proposed Reverse Split will have on the market price of the Common Stock. However, a higher price may diminish the adverse impact that very low prices have upon the efficient operation of the trading market for the stock. Also, the brokerage commission on the purchase or sale of a stock with a relatively low price generally tends to represent a higher percentage of the sales price than the brokerage commission charged on a stock with a relatively higher price, to the detriment of the Company's Stockholders and the market for the Common Stock.

         Based on the numbers of Share certificates not divisible by 7 and considering the recent market price of the Common Stock, the Company estimates that the amount of cash to be distributed for fractional shares will not be material.

EXCHANGE OF STOCK CERTIFICATES

     As soon as practicable after the Effective Date, the Company will send letters of transmittal to all Stockholders of record on the Effective Date for use in transmitting stock certificates ("old certificates") to the Exchange Agent. Upon proper completion and execution of the letter of transmittal and return thereof to the Exchange Agent, together with old certificates (and payment of the transfer fee and any related charges), each Stockholder who holds of record fewer than 7 shares on the Effective Date will then have the right to receive cash for such fractional shares, and each Stockholder who holds of record 7 or more Shares will thereafter receive certificates ("new certificates") representing the whole number of Combined Shares resulting from the Reverse Split, plus the right to receive cash for any fractional share resulting therefrom. Until surrendered, each outstanding old certificate held by a Stockholder holding a number of Shares greater than 7 shall be deemed for all purposes to represent 1/7th such number of Combined Shares, plus the right to receive cash in lieu of fractional shares, if any.

FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED REVERSE SPLIT

         The following discussion describes certain federal income tax consequences of the proposed Reverse Split to Stockholders of the Company who are citizens or residents of the United States, other than Stockholders who receive their Common Stock as compensation. The actual consequences for each Stockholder will be governed by the specific facts and circumstances pertaining to his or her acquisition and ownership of the Common Stock. Thus, the Company makes no representations concerning the tax consequences for any of its Stockholders and recommends that each Stockholder consult with his tax advisor concerning the tax consequences (including federal, state and local income or other tax) of the proposed Reverse Split. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Reverse Service regarding the federal income tax consequences of the proposed Reverse Split. However, the Company believes that because the proposed Reverse Split is not part of a plan to periodically increase a Stockholder's proportionate interest in the assets or earnings and profits of the Company, the proposed Reverse Split probably will have the following federal income tax effects:

         (1) A Stockholder who owns fewer than 7 Shares of the Common Stock before the Reverse Split, and who therefore receives only cash will be treated as having sold his Shares of Common Stock represented by old certificates and will recognize gain to the extent that the cash received exceeds his basis in such Common Stock. If the Shares are a capital asset in the hands of the Stockholder, then the gain will be taxed either as a long-term or a short-term capital gain depending on whether the Shares were held for more than one year. If the Stockholder's basis in the Shares is greater than the cash received, and if the Shares are a capital asset in the hands of the Stockholder, the Stockholder will recognize a long-term or a short-term capital loss.

         (2) A Stockholder who holds 7 or more Shares and whose Shares are evenly divisible by 7 before the Reverse Split (i.e., a Stockholder who is entitled to receive solely new certificates) will not recognize gain or loss on the exchange. In the aggregate, the Stockholder's basis in the Shares of Common Stock represented by new certificates will equal his basis in the Shares of Common Stock represented by old certificates.

         (3) A Stockholder who holds 7 or more Shares and whose Shares are not evenly divisible by 7 before the Reverse Split (i.e., a Stockholder who is entitled to receive both new certificates and cash) will not recognize gain or loss on the exchange of old certificates for new certificates. In the aggregate, the Stockholder's basis in the Shares of Common Stock represented by new certificates will equal his basis in the highest number of Shares of Common Stock represented by old certificates that was evenly divisible by 7. The remaining shares, numbering 6 or fewer, will be treated as having been sold by such Stockholder who will recognize gain to the extent the cash received exceeds the Stockholder's basis in the Shares. If the Shares are a capital asset in the hands of the Stockholder, then the gain will be taxed either as a long-term or a short-term capital gain, depending on whether the Shares were held for more than one year. If the Stockholder's basis in the Shares is greater than the cash received, then no gain or loss will be recognized, and the Stockholder's basis in the Shares of Common Stock represented by new certificates will equal the Stockholder's basis in the Shares of Common Stock represented by old certificates less the amount of cash received. The proposed Reverse Split will constitute a reorganization within the meaning of Section 368 (a)(1)(E) of the Internal Revenue Code of 1986 and the Company will not recognize any gain or loss as a result of the proposed Reverse Split.


         THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE PROPOSED REVERSE SPLIT.


                                 PROPOSAL THREE
                             1998 STOCK OPTION PLAN

         ALL NUMERICAL REFERENCES BELOW TO THE SHARES ARE MADE IN TERMS OF THE NUMBER OF SHARES BEFORE GIVING EFFECT TO THE REVERSE SPLIT.

Overview and Objectives

         The 1998 Stock Option Plan (the "Plan") would benefit the Stockholders by creating a flexible vehicle to provide a variety of incentive compensation opportunities to employees and directors of the Company. In doing so, the Plan provides an important link between the compensation of employees and directors and Company performance. Stock options and other stock-based grants under the Plan ("Awards") will compensate employees and directors for the creation of shareholder value. In this way the Plan is intended to encourage and reward superior performance by individuals whose performance is a key element in achieving the Company's continued financial and operational success. In addition, the Plan will assist the Company's recruiting, rewarding, retaining, and motivating directors and employees by rewarding the creation of stockholder value.

Eligibility

         Awards may be granted only to directors, officers, employees of the Company or any of its subsidiaries or consultants or advisers to the Company or its subsidiaries (in other than a capital-raising or financing capacity), who are designated as Participants from time to time by the compensation committee to be established by the Board of Directors (the "Committee"; defined below under Administration). The Committee shall consider an individual's position, responsibilities and importance to the Company among other factors in determining which of the foregoing eligible persons shall be Participants. The types of Awards to be made to Participants and terms, conditions, and limitations applicable to the Awards are left to the sole discretion of the Committee, subject to the terms of the Plan. The Committee's decision as to eligibility and the nature of timing of Awards under the Plan is final.

Types of Awards

         Awards shall be made in the form of Stock Options, restricted stock, performance awards, and other types of Awards described below up to a maximum number of shares of Common Stocks which may be issued under the Plan of 3,000,000 (but subject to lower limitations, to the extent described herein with respect to certain categories of awards). Subject to the other provisions of this Plan, Awards may also be granted individually, in combination, or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan and any other stock option plan of the Company.

(1) A Stock Option is a right to purchase a specified number of Shares at a specified price during such specified time, as the Committee shall determine.

         (a) Stock Options granted may be either of a type that complies with the requirements of incentive stock options as defined in Section 422 of the Code ("Incentive Stock Options") or of a type that does not comply with such requirement ("Non Qualified Stock Options"); provided, however, that the aggregate number of Shares which may be offered for purchase pursuant to Incentive Stock Options under this Plan shall not exceed 3,000,000 (in terms of pre-split Shares of Stock). During any calendar year, the aggregate number of Shares which may be offered to any Employee pursuant to the Plan shall not exceed 1,000,000.

         (b) The exercise price per Share of any Stock Option shall be determined by the Committee and set forth in the Award Agreement, but shall not be less than 85% of the average of the bid and asked price, averaged over the last 20 trading days (the "Fair Market Value"). However, a Stock Option granted to a "covered employee" as defined in
         Section 162(m) of the Code shall not have an exercise price on the date of the Grant less than 100% of such Fair Market Value.

         (c) A Stock Option may be exercised, in whole or in part, by the giving of written notice of exercise to the Company specifying the number of Shares to be purchased.

         (d) The exercise price of the Shares subject to the Stock Option may be paid in cash or may also be paid by the tender of Shares already owned by the Participant (to the extent permitted by Rule 16b-3), or through a combination of cash and Shares, or through such other means the Committee determines are consistent with the Plan's purpose and applicable law. No fractional Shares will be issued or accepted.

         (e) If an Incentive Stock Option is granted to a Participant who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or subsidiary), the exercise price shall be at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date the Stock Option is granted.

         No portion of any Incentive Stock Option may be exercised after the expiration of ten (10) years from the date such Stock Option is granted. However, if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424 (d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or subsidiary) and an Incentive Stock Option is granted to such Participant, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five (5) years from the date such Stock Option is granted.

         Upon termination of Participant's employment, the Participant may not exercise any Incentive Stock Option later than three (3) months after his termination of employment, except in the case of death or disability.

         If Shares acquired upon exercise of an Incentive Stock Option are disposed of by a Participant prior to the expiration of either two (2) years from the date such Incentive Stock Option is granted or one (1) year from the transfer of Shares to the Participant pursuant to the exercise of such Incentive Stock Option or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing of the date and the terms of such disposition. A disqualifying disposition by a Participant shall not affect the statutes for any other Stock Option granted under the Plan as an Incentive Stock Option within the meaning of Section 422 of the Code.

         The Committee may not grant Incentive Stock Options under the Plan to any Participant to the extent such grant would permit the aggregate Fair Market Value of the Shares, with respect to which Incentive Stock Options under this and any other plan of the Company and its subsidiaries are exercisable for the first time by such Participant during any calendar year, to exceed $100,000.

(2) Shares of Restricted Stock are Shares that are issued to a Participant and are subject to such terms, conditions, and restrictions as the Committee deems appropriate, which may include, but are not limited to, restrictions upon the sale, assignment, transfer, or other disposition of the Restricted Stock and the requirement of forfeiture of the Restricted Stock upon termination of employment under certain specified conditions. As a condition to any Award hereunder, the Committee may require a Participant to pay the Company an amount equal to, or in excess of, the par value of the shares of Restricted Stock awarded to him or her. Any such Restricted Stock Award shall automatically expire if not purchased in accordance with the Committee's requirements if any, within thirty (30) days after the date of grant. The Committee may provide for the lapse of any such term or condition or waive any term or condition based on such factors or criteria as the Committee may determine. The Participant shall have, with respect to awards of Restricted Stock for which the Participant is the holder of record, all of the rights of a shareholder of the Company, including the right to vote the Restricted Stock and the right to receive any cash or stock dividends on such Restricted Stock. The Committee shall have the discretionary authority to determine the total number of shares available for Awards under the Plan as Restricted Stock to be issued during the duration of the Plan, however, the maximum number of Shares that may be issued to any Participant or Participants as Restricted Stock under the Plan shall not exceed 1,000,000 Shares.

(3) Performance Awards may be granted under this plan from time to time based on the terms and conditions as the Committee deems appropriate provided that such Awards shall not be inconsistent with the terms and purposes of this Plan. Performance Awards may be in the form of performance units, performance shares and such other forms of Performance Awards, which the Committee shall determine. For this purpose, "performance shares" are grants of Shares based on satisfying pre-established Company performance criteria set by the Committee. "Performance Units" are cash allotments of dollar-denominated units whose payment or value is contingent on performance as measured against predetermined objectives over a multi-year period of time. The Committee shall determine the performance measurements and criteria for such Performance Awards.

     (4) The Committee may from time to time grant (i) Shares, (ii) other stock-based and non-stock-based Awards under this Plan including, without limitation, those Awards pursuant to which Shares are or may in the future be acquired, (iii) Awards denominated in Share units, (iv) securities convertible into Shares, (v) phantom securities (whereby Participants can take advantage in the appreciation of Share prices without actual ownership of Shares), (vi) dividend equivalents (whereby a Participant becomes entitled, through the use of a derivative security attached to a Stock Option, to dividends and other rights derived from the underlying Shares, had the Participant owned such Share), and
(vii) other forms or derivative related to the Shares a sit deems appropriate. The Committee shall determine the terms and conditions of such other stock, stock-based, and non-stock based Awards provided that such Awards shall not be consistent with the terms and purposes of this Plan.

Shares Subject to the Plan

     The number of Shares for which Awards may be granted under the Plan shall not exceed 3,000,000 Shares. To the extent permitted by Section 16, any unexercised or undistributed portion of any terminated, expired, exchanged, or forfeited Awards or Awards settled in cash in lieu of Shares, shall be available for further Awards.

     Additional rules for determining the number of Shares granted under the Plan may be made by the Board of Directors or the Committee, as each deems necessary or appropriate.

     The Shares that may be issued pursuant to an Award under the Plan may be treasury or authorized but unissued Common Stock may be acquired, subsequently or in anticipation of the transaction, in the open market or in private transactions to satisfy the requirements of the Plan.

Administration

     "Committee" means the Compensation Committee of the Board, which shall be comprised solely of no fewer than two outside directors. For this purpose, the term "outside director" means a director of the Board who (i) is not an Employee or a former Employee of the Company, (ii) has never served as an officer of an entity currently affiliated with the Company, and (iii) is not paid compensation from the Company, directly or indirectly, in any capacity other than as a director. Each member of the Committee at the time of his appointment to the Committee and while he is a member thereof, must also be a "disinterested person", as that term is defined in Rule 16b-3 promulgated under the Exchange Act.

     The Committee shall have the power to interpret and administer the Plan. All questions of interpretation with respect to the Plan, the number of shares or other securities, or units granted, and the terms of any Award Agreements shall be determined by the Committee and its determination shall be final and conclusive upon all parties in interest. In the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern.

     The Committee may delegate to the officers or Employees of the Company the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purpose, except that the committee may not delegate any discretionary authority with respect to substantive decisions or functions regarding the Plan or Awards thereunder as these relate to Insiders including but not limited to decisions regarding the timing, eligibility, pricing, amount or other material terms of such Awards.

         A majority of the members of the Committee shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the Committee. The Committee will be responsible for declaring the material terms under which the Performance Awards are to be paid, including performance goals. Prior to the payment of a performance-based Award, the Committee shall certify that the predetermined performance goals and any other material terms were in fact satisfied. The Committee shall periodically determine the Participants in the Plan and the nature, amount, pricing, timing, and other terms of Awards to be made to such individuals. However, the Committee must ratify all awards under the program to the Company's executive officers.


Changes in Capitalization

         If, while any Awards are outstanding, the outstanding Shares have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock dividend, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments shall be made by the Committee in the number and/or kind of shares which are subject to purchase or award under outstanding Awards and in the purchase price or prices applicable to such outstanding Awards in order to prevent the dilution or enlargements of rights, to the end that the same proportion of the Company's Common Stock in each instance shall remain subject to purchase at the same aggregate purchase price. Likewise, in any such event, the number and/or kind of Shares, which may be offered under the Plan, shall also be proportionately adjusted to the same end.

         To the extent that the foregoing adjustments relate to Awards, Shares, or securities of the Company, such adjustments shall be made by the Committee and its determination in that respect shall be final, binding, and conclusive. The grant of an Award pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

Change of Control

         The Committee shall determine the effect of any Change of Control and specify such effect in Award Agreements that are issued pursuant to the Plan. These effects may include, but are not limited to:

         (a) Offering to purchase any outstanding Award, all Awards being deemed vested upon a Change of Control, made pursuant to this Plan from the holder for its Fair Market Value or such value established under the Award Agreement, as determined by the Committee, as of the date of the Change of Control; and/or

         (b) Making adjustments or modifications to outstanding Awards as the Committee deems appropriate to maintain and protect the rights and interest of Participants following Change of Control.

         For the purpose of this section, a "Change of Control" shall mean the earliest date on which any of the following events occur: there shall be consummated any consolidation or merger of the Company in which the

Stockholders own 70% or less of a newly-merged entity, or the Stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

         The acquisition by a third party of twenty (20%) or more of the Company's then outstanding securities having the right to vote in the election of directors; or during any period of two consecutive years, individuals who, at the beginning of such period constituted the entire Board, cease for any reason (other than death) to constitute a majority of the directors, unless the election, or the nomination for election, by the Stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

Amendment and Termination

         The Board may at any time amend, suspend, or terminate the Plan. The Committee may at any time alter or amend any or all Award Agreements under the Plan to comply with any laws that govern such agreements. However, no such action may, without further approval of the Stockholders, be effective if such approval is required in order that transactions in Company securities under the Plan, as they relate to Insiders, be exempt from the operation of Section 16(b) of the Exchange Act, and the Board may not amend the Plan so as to:

         (a) increase the number of Shares which may be issued under the Plan, except as provided for stock splits, stock dividends or similar transactions, pursuant to the Plan's anti-dilution provisions;

         (b) materially modify the requirements as to eligibility for participation to the Plan;

         (c) materially increase the benefits accruing to Participants under the Plan;

         (d) extend the duration of the Plan beyond the date approved by the Stockholders.


         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE 1998 STOCK OPTION PLAN.


ANNUAL REPORT

         The Company's Annual Report on Form 10-K containing its financial statements for the fiscal year ended December 31, 1997, has been mailed concurrently herewith. The Annual Report to Stockholders is incorporated in this Proxy Statement and is deemed to be a part of the proxy solicitation material. Any Stockholder who does not receive a copy of such Annual Report on Form 10-K may obtain one by writing to the Company.

REPORT FILED WITH SECURITIES AND EXCHANGE COMMISSION

         Any beneficial owner of securities of the company whose proxy is hereby solicited may request and receive without charge a copy of the Company's Annual Report on Form 10-K, including the financial statements thereto, but excluding exhibits and schedules, filed with the Securities and Exchange Commission. Such request should be addressed to: 1305 Hobbs Highway, Seminole, Texas 79360, Attention: Corporate Secretary.

OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors does not know of any other matter which will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, or any adjournment thereof, the person or persons voting the proxies will vote on such matters in accordance with their best judgment and discretion.

                                       By Order of the Board of Directors,


                                       /s/ PAUL J. CONDIT
                                       ------------------------------------
                                       Paul J. Condit I



                                       /s/ JOHN T. CONDIT
                                       ------------------------------------
                                       John T. Condit

Seminole, Texas
July 8, 1998

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                          TEXAS EQUIPMENT CORPORATION

                                 AUGUST 7, 1998


              - Please Detach and Mail in the Envelope Provided -

[X] Please mark your
    votes as in this
    example.

         This solicitation is made on behalf of the Board of Directors.

                                  FOR all nominees
                              listed at right (except      WITHHOLD AUTHORITY
                                  as marked to the          to vote for all
                                  contrary below)       nominees listed at right.

(1) To elect seven                     [ ]                       [ ]                 Nominees: Paul J. Condit
    members to the                                                                             John T. Condit
    Board of                                                                                   E.A. Milo Madorano
    Directors to serve until the next Annual Meeting of                                        O.C. Elliott
    Stockholders and until their respective successors shall                                   Robert T. Maynard
    be elected and qualify:                                                                    James D. Arnold
                                                                                               Mickey L. Ray
INSTRUCTION: To withhold authority to vote for any
individual nominee, strike a line through or otherwise
strike the nominee's name in the list at right.

                                                            FOR            AGAINST           ABSTAIN

(2) To approve a 1-for-7 reverse stock split of the         [ ]              [ ]               [ ]
    Company's Common Stock, $.001 par value (the
    "Stock"), though the total number of authorized
    shares will remain at 50,000,000;

(3) To approve the Company's 1998 Stock Option              [ ]              [ ]               [ ]
    Plan; and

(4) To transact such other business and to consider         [ ]              [ ]               [ ]
    and take action upon any and all matters that
    may properly come before the Annual Meeting or
    any adjournment thereof.

IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE
ANNUAL MEETING, PLEASE MARK, SIGN AND RETURN THIS PROXY
AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE SO
THAT YOUR STOCK MAY BE REPRESENTED AT THE ANNUAL
MEETING.

Signature of Stockholder(s)                              Dated:
                           ----------------------------        ----------------

NOTE: Signature should agree with name on stock certificate as printed hereon. Executors, administrators, trustees and other fiduciaries should so indicate when signing.

                          TEXAS EQUIPMENT CORPORATION

                               1305 HOBBS HIGHWAY
                               SEMINOLE, TX 79360

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 7, 1998

     The Annual Meeting of the Stockholders (the "Annual Meeting") of TEXAS EQUIPMENT CORPORATION, a Nevada Corporation (the "Company"), will be held at the Midland Hilton Hotel in Midland, Texas, on August 7, 1998 at 1:30 p.m. local time, to consider and act upon the following matters, all as more fully described in the accompanying Proxy Statement which is incorporated herein by this reference:

     The Board of Directors has fixed the close of business on June 30, 1998, as the Record Date for the determination of the Stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any Stockholder for any purpose germane to the Annual Meeting during ordinary business hours at the Company's executive office, located at the address set forth above.

                         (TO BE SIGNED ON REVERSE SIDE)